UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01   Entry into a Material Definitive Agreement.

As previously disclosed, on August 28, 2018, Jaguar Health, Inc. (the “Company”) entered into an Office Lease Agreement (the “Lease”) with CA-Mission Street Limited Partnership, a Delaware limited partnership (“Landlord”), to extend the Company’s lease for approximately 6,311 square feet of office space located at 201 Mission Street, Suite 2375, San Francisco, California (the “Premises”). Concurrently with the execution of this Lease, the Company was required to deliver to the Landlord a standby, unconditional, irrevocable, transferable letter of credit, naming Landlord as beneficiary, as collateral for the full performance by the Company of all of its obligations under the Lease and for all losses and damages Landlord may suffer as a result of the Company’s failure to comply with one or more provisions of the Lease.

To satisfy the letter of credit requirement in the Lease, Pacific Capital Management, LLC (the “LC Facilitator”), one of the Company’s existing shareholders, caused its financial institution to issue a letter of credit in the amount of $475,000 (the “Landlord Letter of Credit”) on behalf of the Company in favor of Landlord pursuant to the terms of the Landlord Letter of Credit & Warrant Issuance Agreement, dated August 28, 2018, by and between the Company and the LC Facilitator (“Landlord LOC Agreement”). Under the terms of the Landlord LOC Agreement, the Company was required to cause LC Facilitator’s exposure under the Landlord Letter of Credit to be reduced by $122,000 (the “Reduced Exposure Obligation”).  The Company caused its financial institution, Western Alliance Bank (the “Issuing Bank”), to issue a letter of credit in the amount of $122,000 in favor of the letter of credit beneficiary (“LC Beneficiary”), who is the managing member of the LC Facilitator, pursuant to the terms of the Irrevocable Standby Letter of Credit No. LC22120-602, dated December 13, 2018 signed by the Issuing Bank (the “LC Beneficiary Letter of Credit”) in order to reduce LC Facilitator’s exposure under the Landlord Letter of Credit.

On March 29, 2019, the Company and the LC Beneficiary entered in a letter of credit cancellation and warrant issuance agreement (“LOC Cancellation and Warrant Issuance Agreement’), pursuant to which LC Beneficiary agreed to cancel the LC Beneficiary Letter of Credit and terminate the Company’s Reduced Exposure Obligation in consideration for the Company’s issuance of a 5-year warrant (the “LOC Warrant”) to purchase shares of the Company’s common stock (“Common Stock”) in an amount equal to 75% of the principal amount of Reduced Exposure Obligation divided by the Exercise Price (as defined below).  The exercise price for the LOC Warrant (the “Exercise Price”) is the price per share at which the Company issues Common Stock in its next underwritten public offering (the “Public Offering”), provided that if the Company has not consummated a Public Offering by the four-month anniversary of the issuance date of the LOC Warrant, then the exercise price will be equal to the closing sales price of the Common Stock on the four-month anniversary of the issuance date of the LOC Warrant, in each case subject to adjustment for reclassification of the Common Stock, non-cash dividend, stock split, reverse stock split or other similar transaction.

The foregoing summary of the terms of the LOC Warrant and the LOC Cancellation and Warrant Issuance Agreement do not purport to be complete and are qualified in its entirety by reference to the form of LOC Warrant and the LOC Cancellation and Warrant Issuance Agreement, copies of which are filed as Exhibits 4.1 and 10.1, respectively, to this Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

All of the securities described in this Current Report on Form 8-K were offered and sold in reliance upon exemptions from registration pursuant to 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offering was made to an “accredited investor” (as defined by Rule 501 under the Securities Act).

Item 9.01   Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
4.1	Form of LOC Common Stock Warrant.

10.1	Letter of Credit Cancellation & Warrant Issuance Agreement, dated March 29, 2019, by and between Jaguar Health, Inc. and the letter of credit beneficiary named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer

Date: April 4, 2019

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